EXHIBIT 10.18

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of February 28, 2006 (the “Effective Date”), is entered into by and between Bronco Drilling Company, Inc, a Delaware corporation (the “Company”), and Michael O. Thompson (“Consultant”).

RECITALS

WHEREAS, the Company desires to retain Consultant to provide the services set forth below, and Consultant desires to be so retained; and

WHEREAS, the Company shall grant Consultant, as a consultant of the Company, access to certain confidential information with respect to the Company and its affiliates;

STATEMENT OF AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Retention. The Company hereby retains Consultant, and Consultant hereby accepts such retention, upon the terms and conditions set forth in this Agreement.

2. Duties. Subject to the terms and conditions of this Agreement, Consultant shall provide such services to the Company as may be requested from time to time by the Chairman or the Chief Executive Officer (the “Services”). Consultant shall dedicate that portion of Consultant’s business time as is necessary to provide the Services.

3. Compensation. As compensation for the Services, Consultant shall be entitled to receive the following:

(a) Consulting Fee. During the Term, Consultant’s options to purchase common stock of the Company (“Options”) granted to Consultant pursuant to the Stock Option Agreement, dated August 19, 2005, by and between the Company and the Consultant (the “Stock Option Agreement”) shall continue to vest in accordance with the terms set forth in the Stock Option Agreement.

(b) Sole Compensation. The compensation set forth in Section 3(a) will be the sole compensation payable to Consultant for any consulting services provided to the Company and no additional compensation or fee will be payable by the Company to Consultant by reason of any benefit gained by the Company, directly or indirectly, through Consultant’s consulting efforts under this Agreement, nor shall the Company be liable in any way for any additional compensation or fee for consulting services provided by Consultant unless the Company shall have expressly agreed upon such additional compensation or fee in writing.

4. Term and Termination.

(a) Term. The term for providing consulting Services under this Agreement shall commence on the Effective Date and shall terminate on August 19, 2008, unless earlier terminated pursuant to Section 4(b) below (the “Term”).

(b) Termination. This Agreement, and the consulting relationship created hereby, shall terminate upon the occurrence of any of the following events:

(i)	The expiration of the Term set forth in Section 4(a) above;

(ii)	Termination by either party immediately by prior written notice if the other party breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days of written notice describing such breach;

(iii)	The death of Consultant;

(iv)	The Disability of Consultant; or

(v)	Termination of Consultant by the Company for Cause.

(c) Definition. For purposes of Section 4(b) above, the terms “Disability” and “Cause” shall have the meaning set forth in the Company’s 2005 Stock Incentive Plan.

(d) Effect of Termination. The effect on Consultant’s Options of any termination of Consultant’s engagement pursuant to Section 4(b) prior to the completion of the Term shall be as set forth in Section 4 of the Stock Option Agreement. The Company shall have no further obligations to Consultant upon any termination of this Agreement pursuant to Section 4(b).

5. Independent Contractor Status. The Company and Consultant agree that Consultant is an independent contractor under this Agreement and shall in no way be considered to be an employee of the Company and, accordingly, Consultant shall not be entitled to any benefits, coverages or privileges made available to employees of the Company. Consultant shall only consult and render advice to the Company and shall not undertake to commit the Company to any course of action in relation to third persons, except as requested by the Company. During the term of his retention, Consultant shall be compensated on a 1099 basis and accordingly Consultant shall be liable for any and all worker’s compensation payments and federal, state and local employment, sales, use, excise and other taxes arising out of his performance of his obligations pursuant to this Agreement and shall furnish evidence of such compliance or an applicable waiver of requirements to the Company upon request.

6. Miscellaneous.

(a) Notices. All notices, requests, demands, payments and other communications made pursuant to this Agreement shall be in writing and shall be deemed properly given if hand delivered, if sent by mail or overnight courier service, or if transmitted by telecopy or similar service to the parties hereto either at the address set forth below for such person or at such other address as such person may from time to time specify by written notice pursuant to this Section 6(a). Any such notice shall be deemed to have been delivered on the date of delivery if hand delivered, upon confirmation if transmitted by telecopy or similar service, or as of three days after depositing such notice with the United States postal service if sent by mail or if delivered to an overnight courier service and shall be delivered with postage prepaid, return receipt requested, and properly addressed as follows:

If to the Company:	Bronco Drilling Company, Inc. 14313 North May Avenue, Suite 100 Oklahoma City, Oklahoma 73134 Facsimile: (405) 848-881 6 Attention: Mark Dubberstein

If to Consultant:	Michael O. Thompson 12117 Quail Creek Rd. Oklahoma City, Oklahoma 73120

(b) Binding Agreement. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Company and Consultant and their respective heirs, personal representatives, successors and assigns. The rights, duties and obligations of Consultant under this Agreement are personal to consultant and no such right, duty or obligation may be assigned by Consultant to any other person. The Company may not assign its rights, duties or obligations under this Agreement without the prior written consent of the Consultant.

(c) Entire Agreement. This Agreement and the agreements incorporated and contemplated herein constitute the entire agreement between the Company and Consultant and supersede any and all prior or contemporaneous agreements between the parties, either written or oral, with respect to the matters contemplated herein. This Agreement may be modified or amended only by an instrument in writing and signed by all the parties hereto. Any waiver of the terms and conditions of this Agreement must be in writing and signed by all the parties hereto and any such waiver shall not be construed as a waiver of any other terms and conditions of this Agreement.

(d) Severability. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect, and the invalid, void or unenforceable provisions shall be deemed severable. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, persons, activities, or subjects, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

(e) Counterparts. This Agreement may be executed in several counterparts and each such counterpart shall be deemed an original copy of this Agreement when so executed and such counterparts shall, when taken together, constitute and be one and the same instrument.

(f) Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

(g) Captions. The captions and headings in this Agreement are made for purposes of convenience and general reference only and shall not be construed to define, limit, or otherwise affect any of the terms or provisions of this Agreement.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma and applied without giving effect to any conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties executed this Agreement on the Effective Date.

COMPANY:

BRONCO DRILLING COMPANY, INC.

By:	/s/ D. Frank Harrison

Name:	D. Frank Harrison

Title:	CEO

CONSULTANT:

/s/ Michael O. Thompson
Michael O. Thompson